Exhibit 99.1
F O R    I M M E D I A T E    R E L E A S E
May 4, 2006
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports First Quarter Results
Toledo, Ohio, May 4, 2006........Health Care REIT, Inc. (NYSE:HCN) announced today operating results for its first quarter ended March 31, 2006.
“The company’s asset base and tenant credit quality have improved significantly,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “Driven by these recent portfolio improvements, our strong acquisition pipeline and new development initiative, we expect continued dividend growth and solid portfolio payment coverages.”
Key Performance Indicators.

	Quarter	Quarter
	Ended	Ended	Percentage
	3/31/06	3/31/05	Change
Net Income Available to Common Stockholders per Diluted Share	$0.34	$0.33	3%
FFO per Diluted Share	$0.71	$0.72	-1%
FAD per Diluted Share	$0.84	$0.66	27%
Common Dividends per Share	$0.62	$0.60	3%
FFO Payout Ratio	87%	83%
FAD Payout Ratio	74%	91%
1Q06 Earnings Discussion. The first quarter 2006 reported net income available to common stockholders of $0.34 per diluted share includes $1.6 million, or $0.03 per diluted share, of non-cash expenses for required accelerated vesting of options and restricted stock grants pursuant to Statement of Financial Accounting Standards No. 123(R), which was adopted on January 1, 2006. In addition, net income was positively impacted by $1.6 million, or $0.03 per diluted share, of gains on sales of real property. FAD for first quarter 2006 was higher than FFO by $7.9 million ($0.14 per diluted share) due to non-recurring cash rental receipts of $10.3 million ($0.18 per diluted share) offset by gross straight-line rental income of $2.4 million ($0.04 per diluted share). Non-recurring cash receipts are primarily attributable to cash received in connection with prepaid rent receipts and real property sales resulting in the payoff of existing straight-line receivable balances. Please see Exhibits 13 and 14 for reconciliations of net income available to common stockholders to FAD and FFO. The following table summarizes the items impacting FFO and FAD:

1Q06 Earnings Release	May 4, 2006
1Q06 FFO and FAD.

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	3/31/06	3/31/05	Percentage	3/31/06	3/31/05	Percentage
	FFO	FFO	Change	FAD	FAD	Change
Per Diluted Share	$0.71	$0.72	-1%	$0.84	$0.66	27%
Included items:
Non-recurring cash payments				$0.18	$0.02
SFAS 123(R) accelerated vesting impact	($0.03)			($0.03)
Dividends for First Quarter 2006. As previously announced, the Board of Directors declared a dividend for the quarter ended March 31, 2006 of $0.64 per share as compared to $0.62 per share for the same period in 2005. The dividend represents the 140th consecutive dividend payment. The dividend will be payable May 19, 2006 to stockholders of record on April 28, 2006.
Development Initiative. As previously announced, the company has undertaken a new development initiative and expects to fund $150 to $250 million for development during 2006. The company completed a successful start to its development program during the first quarter and has provided details of existing projects in Exhibit 8. The company expects to fund $130.6 million for development during 2006 on projects which are already underway, with an additional $20 to $120 million anticipated from projects which have yet to commence. The $130.6 million of anticipated funding from existing projects is comprised of $32.2 million which was funded during the three months ended March 31, 2006 and $98.4 million projected to be funded over the remainder of 2006. The information contained in Exhibit 8 relates only to development projects for which initial funding has commenced as of March 31, 2006 and does not include any additional development projects which may commence later in 2006.
Outlook for 2006. The company affirms its investment guidance of $450 to $550 million for 2006, which is comprised of $300 million of acquisitions and $150 to $250 million of funded new development. In addition, the company expects $100 to $150 million of dispositions, resulting in net investments of $300 to $450 million. Due in part to the first quarter gains on sales of properties of $1.6 million, the company is increasing its 2006 guidance for net income available to common stockholders from a range of $1.28 to $1.36 per diluted share to $1.33 to $1.41 per diluted share. The company is reaffirming its 2006 FFO guidance in the range of $2.88 to $2.96 per diluted share. The company is increasing its 2006 FAD guidance from a range of $2.77 to $2.85 per diluted share to $2.91 to $2.99 per diluted share primarily due to the non-recurring cash receipts of $10.3 million offset by a $1.3 million increase in our gross straight-line rental income estimate and a 1.0 million share increase in our estimate of average diluted common shares outstanding.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments outside the normal monthly rental payments. Please see Exhibit 15 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Supplemental Reporting Measures. The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the non-cash straight-line rental adjustments.

1Q06 Earnings Release	May 4, 2006
EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by interest expense and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include interest expense and preferred stock dividends.
FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, FFO and FAD are utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 12, 13 and 14 for reconciliations of EBITDA, FAD and FFO to net income.
Conference Call Information. The company has scheduled a conference call on May 5, 2006 at 9:00 a.m. Eastern time to discuss its first quarter results, industry trends, portfolio performance and outlook for 2006. Telephone access will be available by dialing 800-811-0667 or 913-981-4901 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through May 12, 2006. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 3585420. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care and senior housing properties. At March 31, 2006, the company had investments in 457 facilities in 37 states with 55 operators and had total assets of approximately $3.0 billion. The portfolio included 32 independent living/continuing care retirement communities, 201 assisted living facilities, 211 skilled nursing facilities and 13 specialty care facilities. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its ability to enter into agreements with new viable tenants for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in

1Q06 Earnings Release	May 4, 2006
the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to reinvest sale proceeds at similar rates to assets sold; operator bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability claims and insurance costs for operators; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; delays in reinvestment of sale proceeds; changes in rules or practices governing the company’s financial reporting; and structure related factors, including real estate investment trust qualification, anti-takeover provisions and key management personnel. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
#####

1Q06 Earnings Release	May 4, 2006
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	March 31
	2006	2005
Assets
Real estate investments:
Real property owned
Land	$267,824	$210,014
Buildings & improvements	2,712,511	2,217,871
Real property held for sale, net of accumulated depreciation	15,898	0
Construction in progress	36,115	26,699

	3,032,348	2,454,584
Less accumulated depreciation	(293,738)	(236,950)

Total real property owned	2,738,610	2,217,634

Loans receivable	177,704	241,510
Less allowance for losses on loans receivable	(6,711)	(5,561)

	170,993	235,949

Net real estate investments	2,909,603	2,453,583

Other assets:
Equity investments	2,970	3,298
Deferred loan expenses	12,042	6,419
Cash and cash equivalents	25,758	17,429
Receivables and other assets	62,267	79,633

	103,037	106,779

Total assets	$3,012,640	$2,560,362

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$201,000	$163,500
Senior unsecured notes	1,195,378	875,000
Secured debt	131,946	169,506
Accrued expenses and other liabilities	49,399	17,951

Total liabilities	1,577,723	1,225,957

Stockholders’ equity:
Preferred stock	276,875	283,751
Common stock	58,685	53,314
Capital in excess of par value	1,326,341	1,152,670
Treasury stock	(2,714)	(1,766)
Cumulative net income	855,081	769,056
Cumulative dividends	(1,080,688)	(922,241)
Accumulated other comprehensive income	0	1
Other equity	1,337	(380)

Total stockholders’ equity	1,434,917	1,334,405

Total liabilities and stockholders’ equity	$3,012,640	$2,560,362

1Q06 Earnings Release	May 4, 2006
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31
	2006	2005
Revenues:
Rental income	$72,785	$58,793
Interest income	4,262	4,983
Transaction fees and other income	366	1,422

Gross revenues	77,413	65,198

Expenses:
Interest expense	24,043	18,697
Provision for depreciation	23,053	18,580
General and administrative	6,201	4,017
Loan expense	711	863
Provision for loan losses	250	300

Total expenses	54,258	42,457

Income from continuing operations	23,155	22,741

Discontinued operations:
Gain (loss) on sales of properties	1,553	(110)
Income from discontinued operations, net	270	608

	1,823	498

Net income	24,978	23,239

Preferred dividends	5,333	5,436

Net income available to common stockholders	$19,645	$17,803

Average number of common shares outstanding:
Basic	58,178	52,963
Diluted	58,535	53,454

Net income available to common stockholders per share:
Basic	$0.34	$0.34
Diluted	0.34	0.33

Common dividends per share	$0.62	$0.60

1Q06 Earnings Release	May 4, 2006
HEALTH CARE REIT, INC.
Financial Supplement — March 31, 2006

Portfolio Composition	Exhibit 1
($000’s except Investment per Bed/Unit)

	# Properties	# Beds/Units	Balance	% Balance

Balance Sheet Data
Real Property	440	44,573	$2,738,610	94%
Loans Receivable (1)	17	2,208	177,704	6%

Totals	457	46,781	$2,916,314	100%

	# Properties	# Beds/Units	Investment (2)	% Investment

Investment Balances
Independent/CCRCs	32	4,494	$426,653	15%
Assisted Living Facilities	201	12,343	974,154	33%
Skilled Nursing Facilities	211	28,632	1,323,447	45%
Specialty Care Facilities	13	1,312	194,510	7%

Totals	457	46,781	$2,918,764	100%

			Committed	Investment
	# Properties	# Beds/Units	Balance (3)	per Bed/Unit

Committed Investments
Independent/CCRCs	32	4,494	$471,220	$104,855
Assisted Living Facilities	201	12,343	1,088,434	88,182
Skilled Nursing Facilities	211	28,632	1,332,054	46,523
Specialty Care Facilities	13	1,312	194,510	148,255

Totals	457	46,781	$3,086,218	-na-

Notes: (1)	Includes $15,659,000 of loans on non-accrual.

(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,916,314,000 and $2,450,000, respectively.

(3)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 2

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Independent/CCRCs	92%	97%	1%	2%	1.45x	1.23x
Assisted Living Facilities	88%	83%	0%	17%	1.52x	1.30x
Skilled Nursing Facilities	86%	17%	15%	68%	2.21x	1.63x
Specialty Care Facilities	67%	19%	60%	21%	3.19x	2.60x

Weighted Averages					1.94x	1.54x
Notes: Data as of December 31, 2005.

1Q06 Earnings Release	May 4, 2006

Investment Concentrations ($000’s)	Exhibit 3

	# Properties	Investment	% Investment
Concentration by Operator
Emeritus Corporation	50	$360,717	12%
Brookdale Living Communities, Inc.	88	291,266	10%
Merrill Gardens L.L.C.	13	203,670	7%
Life Care Centers of America, Inc.	24	197,960	7%
Delta Health Group, Inc.	25	171,764	6%
Remaining operators (50)	257	1,693,387	58%

Totals	457	$2,918,764	100%

	# Properties	Investment	% Investment
Concentration by Region
South	274	$1,479,265	51%
Northeast	62	497,585	17%
West	64	494,902	17%
Midwest	57	447,012	15%

Totals	457	$2,918,764	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	62	$405,992	14%
Massachusetts	36	336,547	12%
Ohio	29	251,053	9%
Texas	52	222,462	8%
North Carolina	43	202,088	7%
Remaining States (32)	235	1,500,622	50%

Totals	457	$2,918,764	100%

Revenue Composition ($000’s)	Exhibit 4

	Three Months Ended
	March 31, 2006
Revenue by Investment Type (1)
Real Property	$73,759	94%
Loans Receivable	4,328	6%

Totals	$78,087	100%

Revenue by Facility Type (1)
Independent/CCRCs	$9,300	12%
Assisted Living Facilities	28,483	36%
Skilled Nursing Facilities	35,613	46%
Specialty Care Facilities	4,691	6%

Totals	$78,087	100%

Notes:	(1) Revenues include gross revenues and revenues from discontinued operations.

1Q06 Earnings Release	May 4, 2006

Revenue Maturities ($000’s)	Exhibit 5
Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total

2006	$1,843	$1,380	$3,223	1%
2007	0	336	336	0%
2008	0	2,890	2,890	1%
2009	906	2,009	2,915	1%
2010	1,726	2,263	3,989	1%
Thereafter	287,366	5,763	293,129	96%

Totals	$291,841	$14,641	$306,482	100%

Notes: (1)	Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 6

Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt	Total

2006	$40,000	$0	$2,329	$42,329
2007	0	52,500	15,074	67,574
2008	500,000	42,330	10,289	552,619
2009	0	0	33,807	33,807
2010	0	0	8,733	8,733
2011	0	0	20,472	20,472
2012	0	250,000	14,851	264,851
Thereafter	0	850,000	26,391	876,391

Totals	$540,000	$1,194,830	$131,946	$1,866,776

Notes: (1)	Reflected at 100% capacity.

(2)	Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or the fair value of interest-rate swap agreements as reflected on the balance sheet.

1Q06 Earnings Release	May 4, 2006

Investment Activity ($000’s)	Exhibit 7

	Three Months Ended
	March 31, 2006
Funding by Investment Type
Real Property	$115,340	94%
Loans Receivable	7,743	6%

Total	$123,083	100%

Funding by Facility Type
Independent/CCRCs	$4,788	4%
Assisted Living Facilities	33,564	27%
Skilled Nursing Facilities	84,303	68%
Specialty Care Facilities	428	1%

Total	$123,083	100%

Development Activity ($000’s)	Exhibit 8

	Balance at	2006 YTD	Balance at	Committed	Unfunded
Facility Type	December 31, 2005	Fundings	March 31, 2006	Balances	Commitments
Independent/CCRCs	$0	$3,018	$3,018	$29,621	$26,603
Assisted Living Facilities	2,995	24,292	27,287	159,531	132,244
Skilled Nursing Facilities	911	4,899	5,810	14,417	8,607

Totals	$3,906	$32,209	$36,115	$203,569	$167,454
Development Funding Projections ($000’s)

			Projected Future Fundings
			2006	Fundings	Unfunded
Facility Type	Projects	# Beds/Units	Fundings	Thereafter	Commitments
Independent/CCRCs	1	178	$19,782	$6,821	$26,603
Assisted Living Facilities	15	1,043	72,460	59,784	132,244
Skilled Nursing Facilities	2	163	6,153	2,454	8,607

Totals	18	1,384	$98,395	$69,059	$167,454
Project Conversion Projections ($000’s)

2006 Quarterly Projections			Annual Projections
		Projected Average			Projected Average
Quarter	Amount	Initial Yields (1)	Year	Amount	Initial Yields (1)
1Q06 actual	$0	n/a	2006 projected	$9,231	9.00%
2Q06 projected	0	n/a	2007 projected	75,350	8.92%
3Q06 projected	6,363	9.00%	2008 projected	40,020	8.50%
4Q06 projected	2,868	9.00%	Thereafter	78,968	8.86%

Totals	$9,231	9.00%	Totals	$203,569	8.82%

Notes:	All amounts include both cash advances and non-cash additions such as capitalized interest.
(1) Represent minimum projected average initial yields. Actual initial yields may be higher if the underlying market rates increase.

1Q06 Earnings Release	May 4, 2006

Disposition Activity ($000’s)	Exhibit 9

	Three Months Ended
	March 31, 2006
Dispositions by Investment Type
Real Property	$15,393	42%
Loans Receivable	21,240	58%

Totals	$36,633	100%

Dispositions by Facility Type
Assisted Living Facilities	$12,162	33%
Skilled Nursing Facilities	17,513	48%
Specialty Care Facilities	6,958	19%

Totals	$36,633	100%

Discontinued Operations ($000’s)	Exhibit 10

	Three Months Ended
	March 31
	2006	2005
Revenues
Rental income	$674	$3,372

Expenses
Interest expense	195	948
Provision for depreciation	209	1,816

Income (loss) from discontinued operations, net	$270	$608
Exhibit 11

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance

Borrowings Under Bank Lines	$201,000	7%	Debt/Total Book Cap	52%
Long-Term Debt Obligations	1,327,324	45%	Debt/Undepreciated Book Cap	47%
Stockholders’ Equity	1,434,917	48%	Debt/Total Market Cap	38%

Total Book Capitalization	$2,963,241	100%
			Interest Coverage	3.10x 1st Qtr.
Common Shares Outstanding (000’s)	58,780
Period-End Share Price	$38.10

Common Stock Market Value	$2,239,518	55%
Preferred Stock	276,875	7%	Fixed Charge Coverage	2.54x 1st Qtr.
Borrowings Under Bank Lines	201,000	5%
Long-Term Debt Obligations	1,327,324	33%

Total Market Capitalization	$4,044,717	100%

1Q06 Earnings Release	May 4, 2006

EBITDA Reconciliation ($000’s)	Exhibit 12

	Three Months Ended
	March 31
	2006	2005
Net income	$24,978	$23,239
Provision for depreciation (1)	23,262	20,396
Interest expense (1)	24,238	19,645
Amortization (2)	3,207	1,042

EBITDA	$75,685	$64,322

Interest Coverage Ratio
Interest expense (1)	$24,238	$19,645
Capitalized interest	202	265

Total interest	24,440	19,910
EBITDA	$75,685	$64,322

Interest coverage ratio	3.10x	3.23x

Fixed Charge Coverage Ratio
Total interest (1)	$24,440	$19,910
Preferred dividends	5,333	5,436

Total fixed charges	29,773	25,346
EBITDA	$75,685	$64,322

Fixed charge coverage ratio	2.54x	2.54x

Notes: (1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

(2)	Amortization includes amortization of stock-based compensation, deferred loan expenses and other items.

1Q06 Earnings Release	May 4, 2006

Funds Available For Distribution Reconciliation	Exhibit 13
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31
	2006	2005
Net income available to common stockholders	$19,645	$17,803
Provision for depreciation (1)	23,262	20,396
Loss (gain) on sales of properties	(1,553)	110
Gross straight-line rental income	(2,400)	(3,708)
Prepaid/straight-line rent receipts	10,310	853

Funds available for distribution	$49,264	$35,454

Average common shares outstanding:
Basic	58,178	52,963
Diluted	58,535	53,454

Per share data:

Net income available to common stockholders
Basic	$0.34	$0.34
Diluted	0.34	0.33

Funds available for distribution
Basic	$0.85	$0.67
Diluted	0.84	0.66

FAD Payout Ratio
Dividends per share	$0.62	$0.60
FAD per diluted share	$0.84	$0.66

FAD payout ratio	74%	91%

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.

1Q06 Earnings Release	May 4, 2006

Funds From Operations Reconciliation	Exhibit 14
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31
	2006	2005
Net income available to common stockholders	$19,645	$17,803
Provision for depreciation (1)	23,262	20,396
Loss (gain) on sales of properties	(1,553)	110

Funds from operations	$41,354	$38,309

Average common shares outstanding:
Basic	58,178	52,963
Diluted	58,535	53,454

Per share data:
Net income available to common stockholders
Basic	$0.34	$0.34
Diluted	0.34	0.33

Funds from operations
Basic	$0.71	$0.72
Diluted	0.71	0.72

FFO Payout Ratio
Dividends per share	$0.62	$0.60
FFO per diluted share	$0.71	$0.72

FFO payout ratio	87%	83%

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.

1Q06 Earnings Release	May 4, 2006

Outlook Reconciliation	Exhibit 15
(Amounts in 000’s except per share data)

	Current Outlook		Prior Outlook
	Year Ended		Year Ended
	December 31, 2006		December 31, 2006
	Low	High	Low	High
Net income available to common stockholders	$82,363	$87,263	$78,200	$83,100
Loss (gain) on sales of properties	(1,553)	(1,553)
Provision for depreciation (1)	97,500	97,500	97,500	97,500

Funds from operations	178,310	183,210	175,700	180,600
Rental income less than (in excess of ) cash received	2,000	2,000	(7,000)	(7,000)

Funds available for distribution	$180,310	$185,210	$168,700	$173,600

Average common shares outstanding (diluted)	62,000	62,000	61,000	61,000

Per share data (diluted):
Net income available to common stockholders	$1.33	$1.41	$1.28	$1.36
Funds from operations	2.88	2.96	2.88	2.96
Funds available for distribution	2.91	2.99	2.77	2.85

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.